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EXHIBIT 1A-11

CONSENT OF INDEPENDENT AUDITORS

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1A-11-1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

April 28, 2023

To the Board of Directors of Armed Forces Brewing Company Inc.,

We hereby consent to the inclusion of our Auditors' Report, dated April 20, 2023, on the financial statements Armed Forces Brewing Company Inc. – which comprise the balance sheet as of December 31, 2022 and December 31, 2021, and the related statements of income, changes in stockholders' equity, and cash flows for the year then ended, and the related notes to the financial statements— in the Company's Form 1-A. We also consent to application of such report to the financial information in the Report on Form 1-A, when such financial information is read in conjunction with the financial statements referred to in our report.

Best,

TaxDrop LLC

TaxDrop LLC

Robbinsville, New Jersey

April 28, 2023

1A-11-2